Exhibit 99.1

Contact: Dana Hambly, Director, Investor Relations
Phone: (615) 890-9100

NHI to Attend REITWorld 2019 in Los Angeles, CA

MURFREESBORO, Tenn.--(October 25, 2019)-- National Health Investors, Inc. (NYSE: NHI) announced that Eric Mendelsohn, President and CEO, along with other members of the senior management team, will be meeting with institutional investors at REITWorld 2019. The conference is to be held November 12-14, 2019, at the JW Marriott Los Angeles in Los Angeles, CA.

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.